UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016 (October 20, 2016)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 4, 2016, Net 1 UEPS Technologies, Inc. (‘Net1”), through one of its subsidiaries, Net1 Applied Technologies South Africa Proprietary Limited (“Net1 SA”), entered into a Share Subscription Agreement (the “Blue Label Subscription Agreement”) with Blue Label Telecoms Limited (“Blue Label”), a JSE-listed company which is a leading provider of prepaid electricity and airtime in South Africa. Pursuant to the Blue Label Subscription Agreement, Net1 SA will subscribe for approximately 117.9 million ordinary shares of Blue Label at a price of ZAR 16.96 per share, for an aggregate price of ZAR 2.0 billion.

On October 20, 2016, Net1 SA and Blue Label signed an addendum to the Blue Label Subscription Agreement which, among other things, established the subscription date and required FirstRand Bank Limited (acting through its Rand Merchant Bank division) (“RMB”) to issue a guarantee to Blue Label for the purchase price of the Blue Label shares to be purchased by Net1 SA (the “Guarantee”).

On October 20, 2016, Net1 SA entered into a Common Terms Agreement, a Senior Facility A Agreement, Senior Facility B Agreement, Senior Facility C Agreement, Subordination Agreement, Security Cession & Pledge and certain ancillary loan documents (collectively, the “Loan Documents”) with RMB, pursuant to which, among other things, Net1 SA may borrow up to an aggregate of ZAR 1.4 billion to finance a portion of its investment in Blue Label. The amounts available under these loans and an escrow deposit of ZAR 600 million made by Net1 SA serve as security for the Guarantee. Net1 agreed to guarantee the obligations of Net1 SA to RMB and subordinate any claims it may have against Net1 SA and certain of its subsidiaries to RMB’s claims against such persons.

Upon closing under the Blue Label Subscription Agreement, Net1 SA expects Blue Label to deliver the Guarantee to RMB for payment of the subscription price of the Blue Label shares.

The material terms and conditions of the Loan Documents are more fully discussed in Item 2.03 below. The foregoing descriptions of the addendum to the Blue Label Subscription Agreement and the Loan Documents, and the descriptions of the Loan Documents contained in Item 2.03 below, do not purport to be complete and are qualified in its entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.36 through 10.42 and are incorporated herein by reference.

On October 20, 2016, the USD/ZAR exchange rate was $1.00/ZAR13.90.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Loan Documents provide for a Facility A term loan of up to ZAR 500 million, a Facility B term loan of up to ZAR 900 million, and a Facility C term loan in an amount equal to the aggregate amount of voluntary prepayments of the outstanding principal amount of the Facility A loan.

Interest on the loans is payable monthly based on the Johannesburg Interbank Agreed Rate in effect from time to time plus a margin of 1.35% for the Facility A and Facility C loans and 2.75% for the Facility B loan. The JIBAR rate was 7.1% on October 20, 2016.

All of the loans mature on October 20, 2018.

Principal repayments on the Facility A and Facility B loans are due in eight equal quarterly installments, beginning on January 31, 2017. Principal repayment on the Facility C loan is due in quarterly installments to be determined by RMB subject to the date of borrowing thereunder. Voluntary prepayments are permitted without early repayment fees or penalties.

The loans are secured by a pledge by Net1 SA of its entire equity interest in Blue Label. The Loan Documents contain customary covenants that require Net1 SA to maintain a specified total net leverage ratio and restrict the ability of Net1 SA, and certain of its subsidiaries to make certain distributions with respect to their capital stock, prepay other debt, encumber their assets, incur additional indebtedness, make investment above specified levels, engage in certain business combinations and engage in other corporate activities.

Item 7.01. Regulation FD Disclosure.

On October 25, 2016, Net1 issued a press release announcing the execution of the Loan Documents described in Items 1.01 and 2.03 above. A copy of Net1’s press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description
10.36	First Addendum to Subscription Agreement, dated October 20, 2016, between Net1 Applied Technologies South Africa (Pty) Ltd and Blue Label Telecoms Limited

10.37

Common Terms Agreement dated 20 October, 2016 Senior Term Loan Facilities for Net1 Applied Technologies South Africa Proprietary Limited with Net 1 UEPS Technologies, Inc. and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

10.38

Senior Facility A Agreement dated 20 October, 2016 Senior Term Loan Facility for Net1 Applied Technologies South Africa Proprietary Limited and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

10.39

Senior Facility B Agreement dated 20 October, 2016 Senior Term Loan Facility for Net1 Applied Technologies South Africa Proprietary Limited and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

10.40

Senior Facility C Agreement dated 20 October, 2016 Senior Term Loan Facility for Net1 Applied Technologies South Africa Proprietary Limited and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

10.41

Subordination Agreement dated 20 October, 2016 between Net1 Applied Technologies South Africa Proprietary Limited, Net1 UEPS Technologies, Inc., the Persons Listed in Schedule 1, the Persons Listed in Schedule 2 and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

10.42

Security Cession & Pledge dated 20 October, 2016 given by Net1 Applied Technologies South Africa Proprietary Limited in favour of FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division), as a secured creditor, and each of the other secured creditors set forth therein.

99.1	Press Release, dated October 25, 2016, issued by Net1

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by Net1 under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: October 25, 2016	By: /s/ Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Financial Officer